Exhibit A-2

MIDSTREAM
Income Statement - Consolidating
Year-to-Date
As of December 31, 2002
(Unaudited)

	Cleco Midstream Resources LLC	Cleco Evangeline LLC	Cleco Marketing & Trading LLC	Cleco Generation Services LLC	Cleco Energy Consolidated	Acadia Power Holdings LLC	Perryville Consolidated	Cleco Business Development LLC	Cleco Columbian LLC	Eliminations	Cleco Midstream Consolidated

Operating Revenue:
Electric Operations	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Tolling Operations	-	61,691,371	-	-	-	-	28,568,568	-	-	-	90,259,939
Energy Trading, net	-	-	2,260,654	-	(9,629,345)	-	-	-	-	9,789,540	2,420,849
Energy Operations	-	-	1,439,502	-	28,613,800	-	-	-	-	(3,159)	30,050,143
Other Operations	88,598	1,868	15,085	4,111,787	3,730	13	434,350	-	-	-	4,655,431
Intercompany Revenue	1,183,378	-	2,702,234	10,679,368	5,803,306	-	-	-	-	(20,002,366)	365,920

Gross Operating Revenue	1,271,976	61,693,239	6,417,475	14,791,155	24,791,491	13	29,002,918	-	-	(10,215,985)	127,752,282
Electric Customer Credits	-	-	-	-	-	-	-	-	-	-	-

TOTAL OPERATING REVENUE	1,271,976	61,693,239	6,417,475	14,791,155	24,791,491	13	29,002,918	-	-	(10,215,985)	127,752,282

Operating Expenses:
Fuel Used for Electric Generation	-	-	-	-	-	-	-	-	-	-	-
Power Purchased for Utility Customers	-	-	-	-	-	-	-	-	-	-	-
Purchases for Energy Operations	-	2,611,926	-	-	24,527,344	-	-	-	-	(1,822,566)	25,316,704
Other Operations	6,706,042	5,386,541	5,427,170	8,299,454	3,855,901	569,421	2,760,717	-	-	(5,201,291)	27,803,955
Maintenance	90,167	5,161,933	26,679	5,311,056	31,458	4,701	829,849	-	-	(2,554,161)	8,901,682
Depreciation	167,687	8,845,593	15,885	8,730	2,021,263	-	4,929,887	-	-	-	15,989,045
Restructuring Charge	701,434	115,923	274,990	442,206	693,983	-	144,758	-	-	(315,007)	2,058,287
Impairment of Asset	-	-	-	-	3,586,903	-	-	-	-	-	3,586,903
Taxes Other than Income Taxes	177,539	232,552	166,843	458,354	608,550	22,136	97,976	50	-	(228,143)	1,535,857

TOTAL OPERATING EXPENSES	7,842,869	22,354,468	5,911,567	14,519,800	35,325,402	596,258	8,763,187	50	-	(10,121,168)	85,192,433

OPERATING INCOME	(6,570,893)	39,338,771	505,908	271,355	(10,533,911)	(596,245)	20,239,731	(50)	-	(94,817)	42,559,849

Interest Income	859,629	357,936	-	-	2,291	9,709	72,117	-	-	(859,629)	442,053
Allowance for Other Funds used during Construction	-	-	-	-	-	-	-	-	-	-	-
Equity Income from Investees	-	-	-	-	-	14,844,563	1,270,100	-	-	89,389	16,204,052
Other Income (Expenses), net	2,887,670	(35,583)	(12,511)	(22,945)	54,542	(31,942)	(3,545)	-	-	(2,892,225)	(56,539)

Income Before Interest Charges	(2,823,594)	39,661,124	493,397	248,410	(10,477,078)	14,226,085	21,578,403	(50)	-	(3,757,282)	59,149,415

Interest Charges:
Interest on Debt and Other, net of Capitalized	879,275	18,926,358	76,919	23,763	492,186	6,299,726	4,249,307	-	-	-	30,947,534
Amortization of Debt Discount, Premium and Exp, net	803,469	227,173	15,223	3,581	22,364	560,464	29,541	-	-	(859,629)	802,186
Allowance for Borrowed Funds	-	-	-	-	-	-	-	-	-	-	-

TOTAL INTEREST CHARGES	1,682,744	19,153,531	92,142	27,344	514,550	6,860,190	4,278,848	-	-	(859,629)	31,749,720

Net Income before Continuing Operations,
Income Taxes, and Preferred Dividends	(4,506,338)	20,507,593	401,255	221,066	(10,991,628)	7,365,895	17,299,555	(50)	-	(2,897,653)	27,399,695

Federal and State Income Taxes	(2,825,857)	7,906,285	185,251	105,853	761,435	2,839,906	6,664,471	(20)	-	(2,897,655)	12,739,669

Net Income from Continuing Operations	(1,680,481)	12,601,308	216,004	115,213	(11,753,063)	4,525,989	10,635,084	(30)	-	2	14,660,026

DISCONTINUED OPERATIONS
Loss from Operations, net of Income Taxes	-	-	-	-	-	-	-	-	-	-	-
Loss on Disposal of Segment, net of Income Taxes	-	-	-	-	-	-	-	-	-	-	-

TOTAL DISCONTINUED OPERATIONS	-	-	-	-	-	-	-	-	-	-	-

Net Income before Extraordinary Item	(1,680,481)	12,601,308	216,004	115,213	(11,753,063)	4,525,989	10,635,084	(30)	-	2	14,660,026

Extraordinary Item, net of Income Taxes	-	-	-	-	-	-	-	-	-	-	-

Net Income before Preferred Dividends	(1,680,481)	12,601,308	216,004	115,213	(11,753,063)	4,525,989	10,635,084	(30)	-	2	14,660,026

Preferred Dividend Requirements, net	-	-	-	-	-	-	-	-	-	-	-

Net Income Applicable to Member's Equity	$ (1,680,481)	$12,601,308	$ 216,004	$ 115,213	$ (11,753,063)	$ 4,525,989	$10,635,084	$ (30)	$ -	$ 2	$14,660,026